Exhibit 99.2
Source: LyondellBasell Industries N.V.

LyondellBasell announces pricing terms for its tender offers
HOUSTON and LONDON, December 2, 2021 /PRNewswire/ – LyondellBasell Industries N.V. (“LyondellBasell”) (NYSE: LYB) today announced the pricing terms of its previously announced five separate offers (each, an “Offer” and, collectively, the “Offers”) to purchase for cash up to $1.0 billion of the outstanding series of notes listed in the table below (collectively, the “Notes”). The Offers are made upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 17, 2021, relating to the Notes (the "Offer to Purchase").
The table below indicates, among other things, the Offer Yield (as defined below), and the total consideration for each $1,000 principal amount of each series of Notes validly tendered at or prior to the Early Participation Date (as defined below) and accepted for purchase (the “Total Consideration”), as calculated at 10:00 a.m. (Eastern time) today, December 2, 2021 (the “Price Determination Date”) in accordance with the terms of the Offer to Purchase:

Acceptance Priority Level	Issuer	CUSIP Number	Title of Security	Principal Amount Outstanding	Waterfall SubCap	Offer Yield(1)	Total Consideration(2)
1	LyondellBasell Industries N.V.	552081 AK7 552081 AH4 N53745 AD2	5.750% Senior Notes due 2024	$1,000,000,000	$225,000,000	1.090%	$1,097.25
2	LYB International Finance II B.V.	50247W AB3	3.500% Guaranteed Notes due 2027	$1,000,000,000	N/A	1.694%	$1,086.18
3	LYB International Finance III, LLC	50249A AC7	3.375% Guaranteed Notes due 2030	$500,000,000	N/A	2.043%	$1,099.67
4	LYB International Finance III, LLC	50249A AF0	1.250% Guaranteed Notes due 2025	$500,000,000	N/A	1.394%	$994.65
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(1)The “Offer Yield” is equal to the sum of (i) the applicable “Reference Yield,” as calculated by the Lead Dealer Managers, that equates to the bid-side price of the applicable Reference U.S. Treasury Security (specified in LyondellBasell’s press release dated November 17, 2021 announcing the Offers (the “Launch Press Release”) for such series of Notes) as quoted on the Bloomberg Reference Page “FIT1” as of 10:00 a.m. (Eastern time) today, December 2, 2021, plus (ii) the applicable Fixed Spread specified in the Launch Press Release for such series of Notes.
(2)Payable per each $1,000 principal amount of each specified series of Notes validly tendered at or prior to the Early Participation Date and accepted for purchase.

The “Early Participation Date” was 5:00 p.m. (Eastern time) on December 1, 2021. Withdrawal rights for the Offers expired at 5:00 p.m. (Eastern time) on December 1, 2021. The Offers will each expire at 11:59 p.m. (Eastern time) on December 15, 2021, unless extended or earlier terminated (the “Expiration Date”).
As previously announced, all conditions to the Offers were deemed satisfied by LyondellBasell by the Early Participation Date, or timely waived by LyondellBasell. Accordingly, LyondellBasell will settle on December 3, 2021 (the “Early Settlement Date”) all Notes validly tendered at or prior to the Early Participation Date and accepted for purchase by LyondellBasell. Because the aggregate principal amount of Notes validly tendered at or prior to the Early Participation Date exceeded the Waterfall Cap and the Waterfall SubCap, there will be no Final Settlement Date, and no Notes tendered after the Early Participation Date will be accepted for purchase. Notes tendered and not purchased on the Early Settlement Date will be returned promptly after the Early Settlement Date.
On December 3, 2021, holders of Notes (each, a “Holder” and, collectively, the “Holders”) validly tendered at or prior to the Early Participation Date that were accepted for purchase by LyondellBasell will receive the applicable Total Consideration, in cash (which includes an early participation payment of $30 per $1,000 principal amount of Notes), and an additional cash payment equal to the accrued and unpaid interest on such Notes from and including the immediately preceding interest payment date for such Notes to, but excluding, the Early Settlement Date (the “Accrued Coupon Payment”).
LyondellBasell has retained Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC to act as Lead Dealer Managers for the Offers and Morgan Stanley & Co. LLC and MUFG Securities Americas Inc. to act as Co-Dealer Managers in connection with the Offers. Questions regarding terms and conditions of the Offers should be directed to Deutsche Bank Securities Inc. at +1 (866) 627-0391 (toll-free) or +1 (212) 250-2955 (collect), or Wells Fargo Securities, LLC at +1 (866) 309-6316 (toll-free), +1 (704) 410-4756 (collect) or by e-mail at LiabilityManagement@wellsfargo.com.
Global Bondholder Services Corporation is acting as the Tender Agent and the Information Agent for the Offers. Questions or requests for assistance related to the Offers or for additional copies of the Offer to Purchase may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers. The Offer to Purchase can be accessed at the following link https://www.gbsc-usa.com/LyondellBasell/.
This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Notes. The Offers are being made solely pursuant to the Offer to Purchase. The Offers are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of LyondellBasell by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
This communication has not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this announcement is not being distributed to, and must not be passed on to, persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply.
Accordingly, in the United Kingdom, this communication is only addressed to and directed at persons falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 43 of the Financial Promotion Order or high net worth companies and other persons to whom it may lawfully be communicated falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or to other persons to whom it may otherwise lawfully be communicated by virtue of an exemption to Section 21(1) of the FSMA or otherwise in circumstances where it does not apply (such persons together being “relevant persons”). Any person who is not a relevant person should not act or rely on any document relating to the Offers or any of their contents.
This communication and any other documents or materials relating to the Offer are only addressed to and directed at persons in member states of the European Economic Area (the “EEA”), who are “Qualified Investors” within the meaning of Article 2(1)(e) of Regulation (EU) 2017/1129. The Offer is only available to Qualified Investors. None of the information in the Offer to Purchase and any other documents and materials relating to the Offer should be acted upon or relied upon in any member state of the EEA by persons who are not Qualified Investors.

Each Holder participating in the Offers will give certain representations in respect of the jurisdictions referred to above and generally as set out herein. Any tender of Notes for purchase pursuant to the Offers from a Holder that is unable to make these representations will not be accepted. Each of LyondellBasell, the Dealer Managers, the Tender Agent and the Information Agent reserves the right, in its absolute discretion, to investigate, in relation to any tender of Notes for purchase pursuant to the Offers, whether any such representation given by a Holder is correct and, if such investigation is undertaken and as a result LyondellBasell determines (for any reason) that such representation is not correct, such tender shall not be accepted.
FORWARD-LOOKING STATEMENTS
The statements in this release relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management of LyondellBasell which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. When used in this presentation, the words “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of the Offer to Purchase and in the “Risk Factors” section in our Form 10-K for the year ended December 31, 2020 and our subsequent periodic reports filed with the U.S. Securities and Exchange Commission. Holders are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations or financial condition. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management of LyondellBasell at the time the statements are made. LyondellBasell does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change, except as required by law.
About LyondellBasell
LyondellBasell (NYSE: LYB) is one of the largest plastics, chemicals and refining companies in the world. Driven by its employees around the globe, LyondellBasell produces materials and products that are key to advancing solutions to modern challenges like enhancing food safety through lightweight and flexible packaging, protecting the purity of water supplies through stronger and more versatile pipes, improving the safety, comfort and fuel efficiency of many of the cars and trucks on the road, and ensuring the safe and effective functionality in electronics and appliances. LyondellBasell sells products into more than 100 countries and is the world’s largest producer of polypropylene compounds and the largest licensor of polyolefin technologies.  In 2021, LyondellBasell was named to FORTUNE Magazine’s list of the “World’s Most Admired Companies” for the fourth consecutive year.

SOURCE LyondellBasell Industries

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